UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

VINYL PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52769	26-0295367
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2210 South Ritchey Street, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 210-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On November 10, 2009, the board of directors of Vinyl Products, Inc. ("we," "us," "our," the "Company"), upon the recommendation of management and after discussion with our independent registered public accounting firm, Traci J. Anderson, CPA, concluded that the previously issued financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008 (the "2008 Annual Report")and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 should no longer be relied upon because of errors in those financial statements, and that we will amend and restate these financial statements to make the necessary accounting corrections and adjustments. We also will reclassify certain information included in the consolidated financial statements in each of the foregoing reports.

The errors in the audited consolidated financial statements included in the 2008 Annual Report relate to:

(i) the amount of federal and state corporate income taxes we reported as being owed to the United States Treasury and the California Franchise Tax Board in the previously issued financial statements; and

(ii) the classification of credit card fees and financing discounts as interest expenses in the previously issued financial statements when such items should have been classified as selling, general and administrative expenses.

Our board of directors has determined that the error relating to the calculation of corporate income taxes requires us to restate the financial statements for the periods referenced above and that the errors relating to the classification of credit card fees and financing discounts as interest expenses require us to reclassify those items as selling, general and administrative expenses.  Accordingly, we will file amendments to each of our 2008 Annual Report, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 to include amended and restated consolidated financial statements for the respective periods covered by each report that also reclassifies certain financial information included in the consolidated financial statements filed with those reports.

Restatement: In February 2009, we calculated our federal and state corporate income taxes due for the year ended December 31, 2008 in reliance on advice from our professional tax preparer that we could compute the taxes due on a consolidated basis after giving effect to the acquisition of The Vinyl Fence Company, Inc. ("TVFC"), which became our wholly owned subsidiary in November 2008.  The Original 2007/2008 Financial Statements included the amount of the consolidated federal and state taxes, which we reported as aggregating approximately $50,000.  In March 2009, we filed for extensions of the time in which to pay the taxes with the Internal Revenue Service and the California Franchise Tax Board to defer payment of the taxes until September 2009.  In the course of finalizing our tax returns, which we were required to file by September 15, 2009, we were advised by our tax preparer that we could not file the returns of the parent (us) and our subsidiary, TVFC, on a consolidated basis because we did not file the appropriate notification forms in connection with our acquisition of TVFC and change in fiscal year end of our Company.  As a result, we were required to file individual returns for each entity.  The prohibition against preparing tax returns that consolidated the operations of our Company and TVFC results in higher federal and states corporate income taxes owed, the total amount of which is approximately $80,000, representing a $30,000 difference between the amount of the taxes we originally calculated and reported and the amount we actually owed.  The additional amount of federal and state corporate income taxes to be paid is material to our financial statements.

The restatement of the audited consolidated financial statements for the years ended December 31, 2007 and 2008 to report the accurate amount of federal and state corporate income taxes owed will affect individual components of our Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Shareholders’ Equity and Consolidated Statement of Cash Flows for the year ended December 31, 2008.  The restatement will have no effect on reported net earnings per share for 2008.  The audited consolidated financial statements for the 2007 fiscal year will not be affected in any way.  The Company has added a restatement footnote as "Note L" to the financial statements filed herewith, titled "Reclassification and Restatement."

The following table demonstrates the changes in certain line items in the Consolidated Balance Sheet as of December 31, 2008 and the Consolidated Statements of Operations, Consolidated Statement of Shareholders’ Equity and Consolidated Statement of Cash Flows for the year ended December 31, 2008 that will be affected by the reclassification and the amount of the change in each year:

	2008		Effect of Change
	As Originally Reported	As Restated
Statement of Operations:
Income Taxes	(50,000)	(80,000)	(30,000)
Net Income	$55,155	$25,155	(30,000)

Balance Sheet:
Prepaid Expenses	47,451	38,651	(8,800)
Total Current Assets	381,792	372,992	(8,800)
Total Assets	$671,653	$662,853	(8,800)
Income Taxes Payable	0	21,200	21,200
Total Current Liabilities	435,705	456,905	21,200
Total Liabilities	465,883	487,083	21,200
Retained Earnings	112,670	82,670	(30,000)
Total Shareholders’ Equity	$205,770	$175,770	(30,000)
Total Liabilities and Shareholders’ Equity	$671,653	$662,853	(8,800)

Statement of Shareholders’ Equity:
Retained Earnings	112,670	82,670	(30,000)

Statement of Cash Flows:
Net Income (Loss)	55,155	25,155	8,800
Decrease (Increase) in Prepaid Expenses	(15,608)	(6,808)	21,200
Increase (Decrease) in Income Taxes Payable	(9,732)	11,468	(30,000)

Reclassification:  In prior years, we had included as a component of Interest Expense, a line item in the statement of operations portion of our consolidated financial statements, the amount of credit card fees charged by credit card companies to our Company for accepting payments from our customers by credit card, and the amount of financing discounts, which represents the amount we receive from companies that finance a customer’s purchase of our products, which is less than the amount of our invoice to the customer (the difference being the financing discount).  By letter dated April 22, 2009, the staff of the SEC provided us with comments to a filing we made in which it alerted us to the fact that we may not have classified them correctly under generally accepted accounting principles.  In response to these comments, the board of directors, upon the recommendation of management, concluded that credit card fees and financing discounts were more appropriately classified as selling, general and administrative expenses.

The reclassification of the audited consolidated financial statements for the years ended December 31, 2007 and 2008 to include credit card fees and financing discounts as selling, general and administrative expenses will affect individual components of the Company’s consolidated statements of operations for each of the years in the two-year period ended December 31, 2008.  This reclassification will not result in any change to our reported consolidated balance sheets as of December 31, 2008 and 2007 or the consolidated statements of cash flows for either of the years in the two-year period ended December 31, 2008 and will have no effect on the reported consolidated net income or net earnings per share for either period (thought it did affect net operating income and net other income in each of 2007 and 2008 periods).

The following table demonstrates the changes in certain line items in the Statements of Operations for the years ended December 31, 2008 and 2007 that will be affected by the reclassification and the amount of the change in each such year:

	2008 As Originally Reported	2008 As Reclassified	Effect of Change	2007 As Originally Reported	2007 As Reclassified	Effect of Change
Selling, General and Administrative	401,775	442,930	$41,155	362,321	379,524	17,203
Total Expenses	1,886,763	1,927,918	41,155	1,406,388	1,423,591	17,203
Net Operating Income	145,843	104,688	(41,155)	663,936	646,733	(17,203)
Interest Expense	(47,273)	(6,118)	41,155	(21,987)	(4,784)	17,203
Net Other Income (Expense)	(40,688)	467	41,155	(19,015)	(1,812)	17,203

We will add a restatement and reclassification footnote to the consolidated financial statements we will file with the amendment to each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

We also will amend and restate the following items in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009:

•	"Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

•	"Controls and Procedures."

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause our results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about our intention to restate our financial statements, the effects of the corrections discussed on future periods and the timing of filing of our restated financial statements, and statements containing the words “planned,” “expects,” “believes,” “opportunity,” “anticipates” and similar words.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with timely completion of the audit on our prior financial statements to permit filing of restated financial statements before the deadline for our quarterly report on Form 10-Q for the quarter ended September 30, 2009, risks associated with the continued uninterrupted availability of raw materials and the cost thereof, launching a successful franchise program, continued customer acceptance of the Company’s products, the availability of capital to us as required to implement our franchise program and other expansion plans, the availability of credit to prospective franchisees, products pricing in a changing market, the success of our brand development efforts, the sensitivity of our industry to prevailing national economic conditions, the seasonal nature of the outdoor remodeling industry, the effectiveness of new product introductions, the amount of sales generated and the profit margins thereon, competition, general economic conditions, and the other risks and uncertainties described in our public filings with the Securities and Exchange Commission, available at  www.sec.gov.  We assume no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINYL PRODUCTS, INC.

Date: November 11, 2009	By:	/s/ Gordon Knott
Gordon Knott, President